Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2012

Q1 2012 Financial Highlights

•	Revenue: $425.5 million

•	GAAP earnings per share: $0.39

•	Non-GAAP earnings per share: $0.56

MOUNTAIN VIEW, Calif. – Feb. 22, 2012 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP used in the design, verification and manufacture of electronic components and systems, today reported results for its first quarter of fiscal year 2012.

For the first quarter of fiscal year 2012, Synopsys reported revenue of $425.5 million, compared to $364.6 million for the first quarter of fiscal 2011, an increase of 16.7 percent.

“Business in fiscal Q1 was strong and broad based. Combined with a solid outlook for the rest of the year, our results allow us to raise our outlook for fiscal 2012, independent of any impact from the Magma Design Automation acquisition,” said Aart de Geus, chairman and CEO of Synopsys. “Customers are aggressively moving to develop advanced new products, and demand for our technology and support is high. We expect the acquisition of Magma, which closed today, will enable us to accelerate delivery of state-of-the art technology to our customers.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2012 was $56.69 million, or $0.39 per share, compared to $48.2 million, or $0.31 per share, for the first quarter of fiscal 2011. Due to our fiscal calendar, the first quarter of fiscal year 2012 included an extra week.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2012 was $82.3 million, or $0.56 per share, compared to non-GAAP net income of $68.3 million, or $0.44 per share, for the first quarter of fiscal 2011. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release. Due to our fiscal calendar, the first quarter of fiscal year 2012 included an extra week.

Financial Targets

Synopsys also provided its financial targets for the second quarter and full fiscal year 2012. These targets do not include any impact of the acquisition of Magma Design Automation or future acquisition-related expenses that may be incurred in fiscal 2012. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2012 Targets:

•	Revenue: $412 million – $420 million

•	GAAP expenses: $332 million – $348 million

•	Non-GAAP expenses: $303 million – $313 million

•	Other income and expense: $0 – $2 million

•	Tax rate applied in non-GAAP net income calculations: approximately 25 percent

•	Fully diluted outstanding shares: 146 million – 150 million

•	GAAP earnings per share: $0.37 – $0.43

•	Non-GAAP earnings per share: $0.54 – $0.56

•	Revenue from backlog: greater than 90 percent

Full Fiscal Year 2012 Targets:

•	Revenue: $1.655 billion – $1.675 billion

•	Other income and expense: $0 – $4 million

•	Tax rate applied in non-GAAP net income calculations: approximately 25 percent

•	Fully diluted outstanding shares: 146 million – 150 million

•	GAAP earnings per share: $1.33 – $1.48

•	Non-GAAP earnings per share: $1.97 – $2.03

•	Cash flow from operations: approximately $300 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including the effect of tax benefits from settlements with the Internal Revenue Service, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of First Quarter Fiscal Year 2012 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2012 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2012	2011
GAAP net income	$56,694	$48,226
Adjustments:
Amortization of intangible assets	16,909	16,983
Stock compensation	16,248	15,248
Acquisition-related costs (1)	1,235	2,082
Facility restructuring charges	470	—
Tax adjustments	(9,226)	(14,222)

Non-GAAP net income	$82,330	$68,317

	Three Months Ended January 31,
	2012	2011
GAAP net income per share	$0.39	$0.31
Adjustments:
Amortization of intangible assets	0.11	0.11
Stock compensation	0.11	0.10
Acquisition-related costs (1)	0.01	0.01
Facility restructuring charges	0.00	—
Tax adjustments	(0.06)	(0.09)

Non-GAAP net income per share	$0.56	$0.44

Shares used in calculation	147,113	153,640

(1)	Included changes to the fair value of contingent consideration related to a prior year acquisition.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2012 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending April 30, 2012 (1)
	Low	High
Target GAAP expenses	$332,000	$348,000
Adjustments:
Estimated impact of amortization of intangible assets	(16,000)	(19,000)
Estimated impact of stock compensation	(13,000)	(16,000)

Target non-GAAP expenses	$303,000	$313,000

	Range for Three Months Ending April 30, 2012
	Low	High
Target GAAP earnings per share	$0.37	$0.43
Adjustments:
Estimated impact of amortization of intangible assets	0.13	0.11
Estimated impact of stock compensation	0.11	0.09
Net non-GAAP tax adjustments	(0.07)	(0.07)

Target non-GAAP earnings per share	$0.54	$0.56

Shares used in non-GAAP calculation (midpoint of target range)	148,000	148,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2012 Targets

	Range for Fiscal Year Ending October 31, 2012 (1)
	Low	High
Target GAAP earnings per share	$1.33	$1.48
Adjustments:
Estimated impact of amortization of intangible assets	0.45	0.41
Estimated impact of stock compensation	0.44	0.40
Acquisition-related costs (2)	0.01	—
Facility restructuring charges	0.00	—
Net non-GAAP tax adjustments	(0.26)	(0.26)

Target non-GAAP earnings per share	$1.97	$2.03

Shares used in non-GAAP calculation (midpoint of target range)	148,000	148,000

(1)	Synopsys’ fiscal 2012 is a 53 week year ending on November 3, 2012. For presentation purposes, the periods refer to a calendar month ending April 30 and October 31, 2012.
(2)	Included changes to the fair value of contingent consideration related to a prior year acquisition.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 236854, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter fiscal 2012 in May 2012. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the second quarter fiscal year 2012 earnings call in May 2012, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal 2012 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal 2012 in its quarterly report on Form 10-Q to be filed by March 15, 2012.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has approximately 70 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” financial objectives, and certain statements, including statements regarding projected financial results and financial objectives, and any statements regarding the impact of Synopsys’ acquisition of Magma Design Automation, Inc. (“Magma”), the expected effect of such acquisition on Synopsys’ financial results, benefits of such acquisition, and integration of Magma’s products and employees with those of Synopsys, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. In addition, certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•	Synopsys’ ability to successfully operate or integrate Magma’s business and technologies;

•

the effect of Synopsys’ acquisition of Magma on Synopsys’ business, including possible delays in customer orders, potential loss of customers, key employees, partners or vendors, uncertain customer demand and support obligations for new product offerings, and disruption of ongoing business operations and diversion of management attention;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	the possibility of litigation, including litigation relating to Synopsys’ acquisition of Magma;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending April 30, 2012, actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year, and cash flow from operations on a GAAP basis for fiscal year 2012 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs such as those arising from Synopsys’ acquisition of Magma, including amortization of intangible assets and costs formerly capitalized but now expensed due to new accounting guidance related to business combinations, as well as changes in the fair value of contingent consideration related to prior acquisitions, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) general economic conditions, and (ix) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Annual Report on Form 10-K for the fiscal year ended October 31, 2011. Furthermore, Synopsys’ actual tax rates applied to income for the second quarter and fiscal year 2012 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.

Finally, Synopsys’ targets for outstanding shares in the second quarter and fiscal year 2012 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, including Synopsys’ assumption of certain equity awards in connection with its acquisition of Magma, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc. Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31
	2012	2011
Revenue:
Time-based license	$355,894	$295,609
Upfront license	28,512	26,535
Maintenance and service	41,090	42,500

Total revenue	425,496	364,644
Cost of revenue:
License	57,722	50,523
Maintenance and service	18,744	20,547
Amortization of intangible assets	13,388	13,235

Total cost of revenue	89,854	84,305

Gross margin	335,642	280,339
Operating expenses:
Research and development	132,875	120,740
Sales and marketing	95,404	79,324
General and administrative	33,839	29,865
Amortization of intangible assets	3,521	3,748

Total operating expenses	265,639	233,677

Operating income	70,003	46,662
Other income, net	3,826	5,670

Income before income taxes	73,829	52,332
Provision for income taxes	17,135	4,106

Net income	$56,694	$48,226

Net income per share:
Basic	$0.39	$0.32

Diluted	$0.39	$0.31

Shares used in computing per share amounts:
Basic	143,882	149,016

Diluted	147,113	153,640

(1)	Synopsys’ first quarter of fiscal 2012 has an extra week ending February 4, 2012. For presentation purposes, the first quarter refers to a calendar month ending January 31.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2012	October 31, 2011
ASSETS:
Current assets:
Cash and cash equivalents	$811,339	$855,077
Short-term investments	132,150	148,997

Total cash, cash equivalents and short-term investments	943,489	1,004,074
Accounts receivable, net	213,763	203,124
Deferred income taxes	58,670	58,536
Income taxes receivable	22,369	25,545
Prepaid and other current assets	51,359	46,776

Total current assets	1,289,650	1,338,055
Property and equipment, net	157,219	159,517
Goodwill	1,295,485	1,289,286
Intangible assets, net	181,515	196,031
Long-term deferred income taxes	267,078	281,056
Other long-term assets	108,053	103,389

Total assets	$3,299,000	$3,367,334

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$204,543	$302,176
Accrued income taxes	6,630	3,079
Deferred revenue	652,655	703,555

Total current liabilities	863,828	1,008,810
Long-term accrued income taxes	82,203	92,940
Other long-term liabilities	111,031	108,076
Long-term deferred revenue	70,133	56,208

Total liabilities	1,127,195	1,266,034
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 143,943 and 143,308 shares outstanding, respectively	1,439	1,433
Capital in excess of par value	1,540,528	1,521,327
Retained earnings	1,001,409	957,517
Treasury stock, at cost: 13,321 and 13,956 shares, respectively	(347,416)	(358,032)
Accumulated other comprehensive loss	(24,155)	(20,945)

Total stockholders’ equity	2,171,805	2,101,300

Total liabilities and stockholders’ equity	$3,299,000	$3,367,334

(1)	Synopsys’ first quarter of fiscal 2012 has an extra week ending February 4, 2012. For presentation purposes, the first quarter refers to a calendar month ending January 31.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,694	$48,226
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	31,965	31,676
Stock compensation	16,248	15,247
Allowance for doubtful accounts	497	550
Write-down of long-term investments	—	908
Deferred income taxes	14,533	3,371
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(11,102)	10,614
Prepaid and other current assets	(8,972)	(14,786)
Other long-term assets	(3,457)	(4,920)
Accounts payable and other liabilities	(93,556)	(83,276)
Income taxes	(5,161)	(16,829)
Deferred revenue	(37,007)	(30,414)

Net cash used in operating activities	(39,318)	(39,633)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	34,039	19,049
Purchases of short-term investments	(18,179)	(23,957)
Purchases of property and equipment	(11,016)	(10,217)
Cash paid for acquisitions, net of cash acquired	(5,623)	(2,741)
Capitalization of software development costs	(735)	(713)

Net cash used in investing activities	(1,514)	(18,579)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(1,081)	(655)
Issuances of common stock	41,106	52,464
Purchase of equity forward contract	(20,000)	—
Purchases of treasury stock	(20,000)	(64,997)

Net cash provided by (used in) financing activities	25	(13,188)
Effect of exchange rate changes on cash and cash equivalents	(2,931)	(3,395)

Net change in cash and cash equivalents	(43,738)	(74,795)
Cash and cash equivalents, beginning of the year	855,077	775,407

Cash and cash equivalents, end of the year	$811,339	$700,612

(1)	Synopsys’ first quarter of fiscal 2012 has an extra week ending February 4, 2012. For presentation purposes, the first quarter refers to a calendar month ending January 31.